EXHIBIT 32.1
CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Smith Micro Software, Inc., that, to his knowledge, the Quarterly Report of Smith Micro Software, Inc. on Form 10-Q for the period ended June 30, 2008, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the company.

August 8, 2008	By	/s/ William W. Smith, Jr.
William W. Smith, Jr.
President and Chief Executive Officer (Principal Executive Officer)

August 8, 2008	By	/s/ Andrew C. Schmidt
Andrew C. Schmidt
Vice President and Chief Financial Officer (Principal Financial Officer)

          A signed original of this written statement required by Section 906 has been provided to Smith Micro Software, Inc. and will be retained by Smith Micro Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.